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                                    EXHIBIT 5


WAVEPHORE, INC.                     December 2, 1997
3311 North 44th Street
Phoenix, Arizona 85018

Re:      Registration of Common Shares on Form S-8

Gentlemen:

         You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of WavePhore, Inc., an Indiana corporation (the "Corporation"), relating to the offer and sale of up to 4,000,000 shares of the Common Stock, no par value per share, of the Corporation (the "Common Shares") under the WavePhore, Inc. 1997 Incentive Plan (the "Plan"). In connection with your request, we have made such examination of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

         Based upon such examination, we are of the opinion that, when the Common Shares have been purchased and the purchase price therefor has been paid as described in the Plan and when the Corporation has complied with the Securities Act of 1933, as amended, and with the securities laws of the State of Indiana and all other jurisdictions in which Common Shares are to be sold pursuant to the exercise of stock options or stock appreciation rights or the issuance of phantom stock or restricted stock granted under the Plan, the Common Shares will be legally issued, fully paid and nonassessable.

         This opinion letter is limited to the current federal laws of the United States and the current internal laws of the state of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion letter is dated and speaks as of the date of delivery.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ Barnes & Thornburg